Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Radnostix, Inc. of our report dated March 31, 2026, relating to our audit of the financial statements of Radnostix, Inc. as of and for the years ended December 31, 2025 and 2024.

/s/ Haynie

Haynie

Salt Lake City, Utah

August 26, 2026